UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 3, 2005

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6911 Bryan Dairy Road, Suite 210, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 329-1845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2005, Dynamic Health Products, Inc., a Florida corporation, entered into an Agreement And Plan Of Merger (the “Agreement”) by and among Dynamic Health Products, Inc. (“DYHP”), Gregg Madsen (the “Seller”) and Dynamic Marketing, Inc., a Rhode Island corporation (“DMI”).

Pursuant to the Agreement, at the closing, DMI will merge with and into a newly formed wholly-owned subsidiary of DYHP, and DMI shall cease, and the surviving corporation shall continue as the surviving corporation in the merger. The consideration to be paid by DYHP to the Seller for the conversion and cancellation of all of the shares of common stock of DMI held of record is (a) Seventy-Five Thousand Dollars ($75,000.00) in cash, (b) One Hundred Thousand (100,000) restricted shares of DYHP’s common stock, $0.01 par value per share, (c) the right to receive the earnout payments, if any, payable pursuant to the Agreement and (d) an option to purchase up to an aggregate of 250,000 shares of DYHP common stock over a three (3) year period with three (3) years vesting and an exercise price of $1.55 per share.

The closing is subject to customary closing conditions, including DYHP’s completion of due diligence and the completion of audited financial statements of DMI. DYHP intends to complete a financing transaction to fund the purchase price and the payoff of certain obligations of DMI prior to the closing of the acquisition of DMI.

DMI is engaged in wholesaling and distributing a wide variety of non-prescription dietary supplements, health food and nutritional products, performance drinks, tanning products, exercise accessories and other related products. It was determined by management and the Board of Directors of DYHP that it would be in the best interest of DYHP to acquire DMI to further certain of its business objectives, including without limitation, providing additional sales and expanded marketing and distribution channels for DYHP.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by Dynamic Health Products, Inc. on March 3, 2005, announcing its entering into an Agreement And Plan Of Merger, is filed herewith as Exhibit 99.1 and is incorporated by reference.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

10.1	Agreement And Plan Of Merger dated March 2, 2005, by and among Dynamic Health Products, Inc., Gregg Madsen and Dynamic Marketing, Inc.

99.1	Press release issued March 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: March 3, 2005	/s/ Mandeep K. Taneja
Mandeep K. Taneja, Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer